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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the application of our report dated February 5, 1996 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. and subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K/A.

Coopers & Lybrand L.L.P.

San Diego, California
June 4, 1996